                                                                    Exhibit 10.1



                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            BLUE RIBBON RENTALS, INC.
                                       AND
                          BLUE RIBBON RENTALS II, INC.

                            (COLLECTIVELY, "SELLER")

                                 WILLIAM WENDELL

                                 ("BENEFICIARY")

                                       AND

                              RAINBOW RENTALS, INC.

                                    ("BUYER")

                                                  TABLE OF CONTENTS
                                                  -----------------
ARTICLE I - SALE AND PURCHASE OF ASSETS..................................................................1
         1.1      Sale of Assets.........................................................................1
         1.2      Conveyance.............................................................................3
         1.3      Purchase Price and Payment.............................................................3
         1.4      Payment of Purchase Price..............................................................3
         1.5      Prorations.............................................................................5
         1.6      No Assumption of Liabilities...........................................................5
         1.7      Leases.................................................................................5
         1.8      Excluded Assets........................................................................6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER
         AND BENEFICIARY.................................................................................6
         2.1      Corporate Matters......................................................................6
         2.2      Mortgages, Security Interests, Liens and Other Encumbrances of Title...................7
         2.3      Rental Contracts.......................................................................7
         2.4      Condition..............................................................................7
         2.5      Customer Deposits......................................................................7
         2.6      Payment History........................................................................7
         2.7      Product Warranties.....................................................................8
         2.8      Claims, Litigation, Judgments, Orders and Consent Decrees..............................8
         2.9      Compliance With Law/Governmental Authorizations........................................8
         2.10     Permits, Licenses, Etc.  ..............................................................8
         2.11     Store Leases and Other Executory Contracts.............................................8
         2.12     Labor Issues...........................................................................8
         2.13     Environmental Matters..................................................................9
         2.14     Insurance.............................................................................10
         2.15     Financial Information.................................................................10
         2.16     Trade Name and Trademarks.............................................................10
         2.17     Absence of Certain Changes............................................................10
         2.18     Taxes.................................................................................11
         2.19     Broker's or Finder's Fees.............................................................11
         2.20     Survival..............................................................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER...................................................11
         3.1      Authority, Enforceability, Etc........................................................11
         3.2      No Breach of Statute or Contract......................................................12
         3.3      Broker's or Finder's Fees.............................................................12
         3.4      Survival..............................................................................12

ARTICLE IV - FURTHER REQUIREMENTS.......................................................................12
         4.1      Nondisclosure.........................................................................12
         4.2      Further Assurances....................................................................13
         4.3      Name and Computer Use.................................................................13
         4.4      Conduct of Business...................................................................13
         4.5      Vacation Credit.......................................................................13
         4.6      Audited Financial Statements and Certificate..........................................13

ARTICLE V - INDEMNIFICATION AND REIMBURSEMENT...........................................................14
         5.1      Indemnification by Seller and Beneficiary.............................................14
         5.2      Indemnification by Buyer..............................................................15
         5.3      Claims for Reimbursement..............................................................15
         5.4      Defense of Third-Party Claims.........................................................15
         5.5      Limitations on Indemnification........................................................16

ARTICLE VI - NON-DISCLOSURE AND NON-COMPETITION.........................................................16
         6.1      Non-Disclosure........................................................................16
         6.2      Non-Competition.......................................................................16

ARTICLE VII - CONDITIONS OF PURCHASE....................................................................17
         [INTENTIONALLY OMITTED]

ARTICLE VIII - MISCELLANEOUS PROVISIONS.................................................................17
         8.1      Closing...............................................................................17
         8.2      Costs and Expenses....................................................................17
         8.3      Termination; Amendment and Modification...............................................18
         8.4      Assignment............................................................................18
         8.5      Notices...............................................................................18
         8.6      Counterparts..........................................................................19
         8.7      Headings..............................................................................19
         8.8      Recitals and Exhibits.................................................................19
         8.9      Waiver; Remedies; Specific Performance................................................19
         8.10     Governing Law.........................................................................19
         8.11     Severability..........................................................................19
         8.12     Arbitration...........................................................................19
         8.13     Entire Agreement......................................................................19

Exhibit A         Store Locations
Exhibit B         Rental Contracts
Exhibit C         General Assignment and Bill of Sale
Exhibit D         [INTENTIONALLY OMITTED]
Exhibit E         Purchase Price Allocation
Exhibit F         [INTENTIONALLY OMITTED]
Exhibit G         Vehicles
Exhibit H         Delinquent Accounts
Exhibit I         [INTENTIONALLY OMITTED]
Exhibit J         [INTENTIONALLY OMITTED]
Exhibit J         [INTENTIONALLY OMITTED]
Exhibit L         [INTENTIONALLY OMITTED]
Exhibit M         Employee Benefits
Exhibit M-1       Worker Compensation Claims
Exhibit M-2       Other Worker Claims
Exhibit M-3       List of Employees
Exhibit N         Insurance
Exhibit 6.2       Areas of Dominant Influence

                              AMENDED AND RESTATED
                              --------------------
                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AGREEMENT made and entered into effective as of March 1, 1999, by and among BLUE RIBBON RENTALS, INC. and BLUE RIBBON RENTALS II, INC., both Ohio corporations (collectively, "Seller"), WILLIAM WENDELL, the trustee and beneficiary of the sole shareholder of Seller (the "Beneficiary"), and RAINBOW RENTALS, INC., an Ohio corporation ("Buyer") is to evidence the following agreements and understandings:

                                   WITNESSETH:
                                   -----------

         WHEREAS, Seller operates a rental, leasing, rent to own and retail sales business (the "Business") at the 15 locations in Ohio and Pennsylvania listed on Exhibit "A" hereto (the "Stores"); and

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Assets (as hereinafter defined), and Buyer is willing to assume only those obligations of Seller specified herein regarding performance under the Rental Contracts (as hereinafter defined), upon the terms and conditions hereinafter set forth.

         WHEREAS, the parties executed an Asset Purchase Agreement, dated as of February 8, 1999;

         WHEREAS, the parties desire to make changes to such Agreement and to amend and restate such Agreement;

         NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         I.1 Sale of Assets. Subject to the terms and conditions of this Agreement, Seller hereby sells, transfers, assigns, and delivers to Buyer, free and clear of all mortgages, security interests, liens, charges and other encumbrances of title, and free and clear of all adverse claims and defenses, all of the following (the "Assets") (Items (a)-(d) of this subsection 1.1 shall hereinafter collectively be referred to as the "Contract Assets"):


         (1) All rental agreements ("Rental Contracts") with consumers for the rental of any: (i) furniture, television, stereo system, VCRs, CD or laser disc player, video camera, computers or similar electronic or entertainment device ("Brown Goods"); (ii) freezer, refrigerator, washer, dryer, washer/dryer combination, stove, microwave oven or similar major household appliance ("White Goods") or plant, painting, lamp, air conditioner and other miscellaneous items ("Miscellaneous Goods"). The Rental Contracts are listed on Exhibit "B" attached hereto and incorporated herein by reference.

         (2) All items of Brown Goods, White Goods and Miscellaneous Goods which are the subject of the Rental Contracts ("B.O.R. Units").

         (3) All files and records relating to Rental Contracts and B.O.R. Units ("Files"), subject to Seller's right to inspect and copy for purposes of tax audit, complaints, litigation or dispute between the parties.

         (4) All warranty or other contract rights or claims of Seller against third parties whether implied, express or otherwise, or refunds due to Seller from third party manufacturers, vendors or carriers arising from or relating to the Business ("Seller's Warranty Rights"), except for Seller's claims against such parties arising from claims by a customer or a third party against the Seller and all rights to the 1998 TRIB Buying Group rebate.

         (5) All vehicles owned or used by Seller for deliveries and pick-ups, and all vehicles owned by Seller and used by its regional or store managers as identified on Exhibit "G" hereto.

         (6) The leasehold improvements to the Stores leased from any related or third parties.

         (7) Seller's telephone numbers and listings, fax numbers and post office boxes, if any, other than the corporate office's phone numbers and listings ("Corporate Numbers").

         (8) Except as expressly specified in Section 1.8 hereof, all other tangible and intangible assets, including, if any, goodwill of Seller in connection with the Business of every kind whatsoever and wherever situated.

                  In addition to the foregoing, the "Assets" shall include and Buyer shall acquire up to one hundred (100) units of "Idle Inventory" (as defined below) per Store, for an aggregate of fifteen hundred (1500) units (the "Acquired Idle Stock"). Buyer shall have up to thirty (30) days following the Closing Date to identify the Acquired Idle Stock, tag such merchandise and advise Seller of its selection. "Idle Inventory" consists of Brown Goods, White Goods and Miscellaneous Goods that are not B.O.R. Units and: (i) are located at the stores and are suitable for rent as B.O.R. Units or (ii) are in the possession of a third party repair service or on loan to a customer while his or her unit is being repaired. Any idle inventory rented by Rainbow Rentals during the month of March ("March Rentals") shall be included in the 100 units per store defined as part of the Acquired Idle Stock. Buyer agrees to maintain accurate records of March Rentals, which records shall be open for inspection by Seller during normal business hours, with reasonable notice. Any item of merchandise on loan to customers or on repair that are returned to the stores will, at Buyer's option, be (a) purchased from Seller at a price equal to the greater of (i) the depreciated book value of the item or (ii) one-third the original book value, or (b) held at Buyer's store for pick-up by Seller for subsequent sale in the liquidation sale.



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

         I.2 Conveyance. The Assets will be conveyed to Buyer by execution and delivery of a General Assignment and Bill of Sale in the form attached hereto as Exhibit "C", together with such other instruments of transfer, if any, as Buyer may reasonably request.

         I.3 Purchase Price and Payment. The purchase price (the "Purchase Price") for the Assets and Beneficiary's covenant not to compete (see Section 6 hereof) will be Ten Million Three Hundred Seventy-Three Thousand Six Hundred Nineteen Dollars ($10,373,619), subject to adjustment as set forth in Section 1.4(c) below.

         I.4 Payment of Purchase Price.

         (1) Closing Date Disbursements. The Purchase Price shall be payable on the Closing Date as follows:

             (1) Buyer shall pay to Seller ninety percent (90%) of the Purchase Price upon consummation of this Agreement and delivery of the Assets (the "Closing") by wire transfer to Seller's accounts at Star Bank the aggregate sum of $9,322,280 and by wire transfer of $13,977 to Whirlpool Corp.; and

             (2) Ten percent (10%) of the Purchase Price or $1,037,362 (the "Escrow") shall be paid by wire transfer to Seller's and Buyer's joint escrow account at National City Bank, Cleveland, Ohio.

         All revenues collected on March 1, 1999 shall be the property of Buyer. Buyer may reduce the amount due Seller under Section 1.4(a)(1)(ii) by the $___________________ collected by Seller on March 1, 1999 and retained by it.

         (2) Confirmation of Rental Contracts and B.O.R. Units. Following the Closing Date, Buyer will have a period of one hundred twenty (120) days to verify the validity of the Monthly Reoccurring Revenue, the validity of the B.O.R. Units, the average price per B.O.R. Unit (the "APU") and the payment history of each B.O.R. Unit showing the payments made and the remaining term of the Rental Contracts (the "Remaining Term"). For purposes of this Section 1.4, "Monthly Reoccurring Revenue" shall mean the reoccurring revenue occurring each month under the Rental Contracts, including rental fees, renewal fees, reinstatement fees, waiver fees and club fees, but not including taxes or processing, delivery or similar fees.

         For purposes of confirming the Validity of Rental Contracts ("Valid B.O.R."), a Rental Contract shall not be considered Valid if as of the Closing
Date: (i) the related B.O.R. Unit has been returned by the customer; (ii) the related B.O.R. Unit is not returned to Seller or Buyer and no renewal payments have been made within the last 30 days of the rental; (iii) the Rental Contract is unenforceable or void under applicable law; or, (iv) the Rental Contract is otherwise delinquent for a period greater than 30 days.



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

         (3) Purchase Price Adjustment. Upon Buyer's confirmation of the information set forth in Section 3.1(b), the Purchase Price will be adjusted as follows:

             (1) If the average Monthly Reoccurring Revenue received by Seller under valid Rental Contracts during December, 1998 and January and February 1999 was greater or less than $926,216, then the Purchase Price will be increased or decreased by $11.20 for each dollar above or below $926,216. There shall be added to the February revenue, for purposes of this Section only, an amount equal to the average of the revenue received on each Monday in February, i.e., February 1, 8, 15 and 22, 1999.

             (2) If the number of Valid B.O.R. as of the Closing Date is less than the number of B.O.R. as calculated by Seller as of February 28, 1999 or 14,255 ("Base B.O.R."), then the Purchase Price will be reduced by the following amount for each Valid B.O.R. below Base B.O.R.: Purchase Price less amount allocated to Noncompetition Provision, Security Deposits, Fixed Assets and Idle Inventory divided by Valid B.O.R. For example, if the Base B.O.R. is 10,000 and the actual Valid B.O.R. is 9,600, and the Purchase Price less deductions is $8 million, then the Purchase Price Reduction is $320,000 (8,000,000 divided by 10,000 times 400).

             (3) If, as of the Effective Time, the APU is less than $54, the Purchase Price will be reduced by an amount equal to: the difference between $54 and the actual APU times 11.20 times Valid B.O.R. For example, if APU is $53.50 and actual Valid B.O.R. is 10,000, then the Purchase Price reduction is $56,000 ($0.50 times 11.2 times 10,000).

             (4) If the Remaining Term of the Rental Contracts (excluding Rental Contracts for Miscellaneous Goods) as of the Effective Time averages less than 13 months (rounded up to the nearest whole days with each month consisting of 30 days) per Rental Contract, then the Purchase Price shall be reduced by an amount equal to: Term deficiency times Valid B.O.R. times APU times 0.83. For example, if term deficiency is 10 days, and APU and Valid B.O.R. are $54 and 10,000 units, respectively, the Purchase Price reduction is $149,400 (10/30 times $54 times 10,000 times 0.83).

         Buyer will deliver to Seller within the aforesaid one hundred twenty
(120) day period a written statement (the "Statement") sufficient for Seller to verify Buyer's calculations. If the Purchase Price is reduced, Buyer may receive such reduction from the Escrow. If the Escrow is insufficient to reimburse Buyer for the reduction in the Purchase Price, then Seller and/or Beneficiary shall remit the difference to Buyer within ten (10) days following receipt of Buyer's statement. If the Escrow is insufficient to pay the Purchase Price, the Buyer shall remit the deficiency to Seller upon delivery of the Statement. If the parties are unable to mutually agree on the adjustments, the amount of the reduction will be determined in accordance with Section 8.12 hereof.



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


         (4) The Escrow. The Escrow shall be maintained in an interest-bearing account. Disbursements from the Escrow shall require the written authorization of William Wendell and Wayland Russell, or such other representative of Seller and Buyer, respectively, as may be designated by such parties. The cost of the escrow, if any, shall be borne by Seller. At the end of the one hundred twenty
(120) day period commencing with the Closing Date, if Buyer has not made a claim to the funds in Escrow pursuant to Section 1.4(c) above, the escrowed funds, or such portion of funds not in dispute, shall automatically be paid to Seller, together with all accrued interest.

         (5) Allocation of Purchase Price. The Purchase Price represents the amount agreed upon by the parties to be the fair market value of the Assets, the covenant not to compete and goodwill, as set forth in the methodology shown on Exhibit "E" hereto (the "Purchase Price Allocation"). Each of the parties hereby covenants and agrees that it will not take a position on any federal, state or local tax return, before any governmental agency charged with the collection of any tax, or in any judicial proceeding that is in any way inconsistent with the Purchase Price Allocation and will cooperate with one another in the timely filing consistent with such Purchase Price Allocation on Form 8594 with the Internal Revenue Service.

         I.5 Prorations. All collections under Rental Contracts collected on and after the Closing Date shall belong to Buyer and, if received by Seller after the Closing Date, shall be remitted to Buyer. The parties agree to a proration of all lease, personal property and other tax payments and prepaid expenses (the benefit of which inures to Buyer) relating to the Stores with Seller accountable for all expenses prior to the Closing Date and Buyer accountable for all expenses on or after the Closing Date.

         I.6 No Assumption of Liabilities. Buyer is taking the Assets subject only to the obligations under the Rental Contracts arising on and after the Closing Date and not resulting from any breach by Seller (the "Contract Obligations"). The parties agree that Buyer is not purchasing, assuming, or accepting any other debts, liabilities or obligations whatsoever of Seller, absolute or contingent or of any other nature, liquidated or unliquidated, asserted or unasserted, currently in existence, all of which remain the debts, liabilities, and obligations of Seller ("Seller's Liabilities").

         I.7 Leases. Buyer shall sublease from Seller each of the stores for up to six months following the Closing Date, and shall assume all of lessee's obligations under such lease for the period of its occupancy, provided, however, that Buyer is liable for only one-half of the March rental obligations. Buyer may terminate the sublease for any one or more stores, at any time, upon five days written notice to Seller. Upon termination of sublease, if Buyer has not negotiated a new lease with the original lessor or assumed the existing lease, and, consequently, vacates all or part of the premises, it shall make a payment to Seller equal to an amount equal to the lesser of (i) six months base rent on the vacated premises, or (ii) the monthly base rent on the vacated premises for one-half of the remaining term of the lease. Seller shall be responsible for any and all lease termination fees, penalties or payments due on the unassumed leases. If Buyer


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

is successful in negotiating a new lease for any Store or portion thereof, the payment to Seller under Section 1.7 shall be equal to the lesser of (i) the amount Seller owes the landlord for early termination of the original lease, or
(ii) six month's base rent on the original lease.

         I.8 Excluded Assets. Any Idle Inventory not acquired by Buyer as part of the Acquired Idle Stock, including loaners returned to the stores, shall be retained by Seller and Seller shall remove such merchandise from those Stores operated by Buyer within the later of (i) ten days after Buyer's final determination of the items included in Acquired Idle Inventory or (ii) 30 days after the Closing Date. Seller shall also retain rights to the TRIB Buying Group rebate for 1998, any manufacturer's rebates for orders placed before December 31, 1998, including specifically, the rebates due from Ashley Furniture and Crosley Appliance, workers' compensation refunds, prepaid insurance premiums, all real estate owed by Seller or William Wendell, individually or as Beneficiary, any deposits on the unassumed leases and, subject to the provisions of Section 4.3 hereof, the rights to the name "Blue Ribbon Rentals", all signage displaying such name, and the stores operating computers and software and Wendell's personal assets stored at the Stores.

                                   ARTICLE II
                                   ----------

            REPRESENTATIONS AND WARRANTIES OF SELLER AND BENEFICIARY
            --------------------------------------------------------

         In order to induce Buyer to purchase the Assets and perform its other obligations herein, Seller and Beneficiary hereby jointly and severally make the following representations, warranties and covenants, each of which shall be true and correct on the execution hereof and shall be true and correct as of the Closing as if specifically made thereon. When used in this Article II, the term "to the best of Seller's knowledge" or "to the Seller's knowledge" or words to that effect, means to the actual knowledge of William Wendell, President, Amy Topper, Chief Financial Officer, or Robert McKinney, Regional Manager, together with the knowledge a reasonable business person, in any of the foregoing respective offices, would have obtained with respect to the matters at hand after making such inquiry and exercising such diligence as would be reasonable and customary in connection with the ongoing operations of Seller's business.

         II.1 Corporate Matters.

         (1) Due Organization and Authority. Each Seller is a corporation duly organized and validly existing under the laws of Ohio. Seller has the full power and authority to own or lease its properties and to conduct its business.

         (2) No Defaults or Violations. The execution and delivery of this Agreement, and the performance of the obligations by Seller and Beneficiary under this Agreement: (i) will not violate, contravene, be in conflict with, result in a breach of, or constitute (with or without notice or lapses of time or both) a default under: (A) any provision of law; (B) any judgment, order, decree, rule or regulation of any court, arbitrator or other agency of government; (C) any provision of the articles or code of regulations of Seller; or (D) any material lease, indenture, agreement or other instrument to which Seller, or the properties or assets of Seller is or may be bound; and (ii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Assets.

         (3) Power and Authority to Enter Into Agreements. Seller and Beneficiary have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and the other agreements attached hereto or provided for herein. No consent, approval or authorization of, or registration, declaration or filing with any court, governmental authority (federal, state, or local), lending institution or other third party is required in connection with the execution and delivery by Seller and Beneficiary of this Agreement or their performance of, or compliance with, the terms, provisions and conditions thereof.

         (4) Due Execution and Enforceability. The execution, delivery and performance of this Agreement and the other agreements provided for herein by and on behalf of Seller and Beneficiary have been duly and validly authorized and approved by the shareholders and the Boards of Directors of Seller, and Seller and Beneficiary have taken all such other corporate action as is necessary or required to enter into, execute and deliver this Agreement and the other agreements provided for herein and to perform their respective obligations hereunder and thereunder. This Agreement and the other agreements provided for herein constitute the valid and legally binding obligations of Seller and Beneficiary, enforceable against them in accordance with their respective terms and conditions. This Agreement, together with the instruments contemplated hereunder to be delivered at Closing, are sufficient to convey good and marketable title to the Assets to Buyer.

         (5) Stock Ownership. All of the issued and outstanding shares of capital stock of each Seller are owned by the William M. Wendell Trust - 1999, U/A dated March 1, 1999 (the "Trust"). The Beneficiary is the sole trustee and beneficiary of the Trust.

         II.2 Mortgages, Security Interests, Liens and Other Encumbrances of Title. Except as to the Whirlpool Corp. security interest, Seller has good and marketable title to all of the Assets to be transferred to Buyer hereunder and the Assets are free and clear of all mortgages, security interests, liens, claims, leasehold interests or other encumbrances of title.

         II.3 Rental Contracts. To the best of Beneficiary's knowledge, the Rental Contracts are legal, valid, binding and enforceable against the customers signatory thereto. Neither Seller nor, to the best of Beneficiary's knowledge, any customer is in breach under any Rental Contract, other than customers delinquent in payment of their accounts as listed on Exhibit "H" hereof. No customer has made or threatened any litigation or claim or defense under any Rental Contract. No rebates or other sums are due Seller's customers at the end of the rental terms of the Rental Contract.

         II.4 Condition. Not more than two percent (2%) of the B.O.R. Units and seven percent (7%) of the Idle Inventory require any service, repair or replacement in order to maintain such Inventories in rentable condition at normal rental rates for comparable B.O.R. Units in the general vicinity of the Stores.

         II.5 Customer Deposits. Seller has no deposits, including security deposits, from customers which are owed to customers in connection with the Assets. Seller has received no advance payments in excess of one rental term, (not to exceed one month) in connection with any Rental Contract.

         II.6 Payment History. Seller has separately delivered to Buyer a true and correct, in all material respects, list of the payment history of each B.O.R. Unit showing the payments made and the Remaining Term as of the Effective Time. Each such account shown therein arose in the ordinary course of the Business and is valid and binding on the customer, and is not subject to any counterclaim, deduction or set-off of any kind.

         II.7 Product Warranties. Seller has separately delivered to Buyer true and correct copies and informed Buyer of all product and service warranty policies (written or oral, express or implied) offered or given to Seller by manufacturers or sellers of Inventories.

         II.8 Claims, Litigation, Judgments, Orders and Consent Decrees. Seller is not subject to any pending or threatened claims, litigation or suits by any person or governmental authority or to any judgment, ruling, injunction, order, writ or decree of, or agreement with, any court, arbitrator or regulatory authority limiting, restricting or adversely affecting the conduct of Seller's Business, Seller's ownership of the Assets or the sale of the Assets pursuant to this Agreement. No litigation or other claims have been asserted, in writing, against Seller by a customer or other third party within the last three years other than matters satisfied by insurance.

         II.9 Compliance With Law/Governmental Authorizations. Seller has complied and has conducted its business in accordance with all applicable statutes, laws, regulations, rules and other requirements of all federal, state and local governmental authorities having jurisdiction over Seller applicable to the Assets or Seller's Business including, without limitation, payment of all federal, state and local income, payroll, sales and other taxes, and compliance with any provision of law relating to equal employment opportunities, civil rights, working conditions, wages, hours and employee benefits and environmental laws and regulations, except where the failure to so comply has not had and will not have a material adverse effect on the Business or the Assets. Seller has not received any notification of any asserted present or past failure by Seller to comply with such statutes, laws, regulations or rules.

         II.10 Permits, Licenses, Etc. Seller has all permits, licenses and other governmental authorizations (collectively, "Permits") necessary to the operation of the Stores and which the failure to obtain said Permits would have a material adverse effect on the Stores.

         II.11 Store Leases and Other Executory Contracts. Seller has received no notice of default from any lessor under the Store leases, and there are no defaults in the performance by Seller of its obligations under the Store leases. Seller has provided Buyer with copies of all Stores' leases and other executory contracts, and such copies include all modifications and amendments to such documents and are accurate and complete. There are no oral agreements or amendments with respect to the Store leases or other executory contracts.

         II.12 Labor Issues.

         (1) No Violations of Law. Seller is not engaged in any unfair labor practices nor violations of applicable labor laws in connection with the operation of the stores. There is no strike, picketing or similar action pending or, to the best of Seller's knowledge, threatened against Seller affecting the Seller by its employees or any labor union. Seller, to the best of its knowledge, is not engaged in any violations of the Fair Labor Standards Act or its Ohio or Pennsylvania counterpart, the Occupational Safety Health Act or the applicable state, or any immigration laws, including the Immigration Reform and Control Act, in connection with the operation of the stores. None of the employees working in the stores is covered by a collective bargaining agreement, nor does Seller know of any action by or on behalf of Seller's employees at the stores for the appointment or certification of one or more collective bargaining agents.

         (2) Employee Benefits. Exhibit "M" sets forth a brief description of each bonus, deferred compensation, pension, profit sharing, retirement, stock purchase and stock options plans, consulting, health, welfare, incentive compensation arrangements or other fringe benefit in effect on the date hereof. All reasonably anticipated obligations of the Stores with respect to employee benefits, whether arising by operation of law, contract, past customs or otherwise, including obligations for unemployment compensation benefits, pension benefits, advances, salaries, bonuses, vacation and holiday pay, severance, sick leave or other forms of compensation payable to the officers, directors, and other employees or agents of the Seller in respect of the services rendered by or the employment of any of them prior to the Closing Date have been or will be paid by Seller.

         (3) Workers' Compensation. Seller has provided Buyer with a Workers' Compensation Claims List, Exhibit "M-1", describing all pending or, to the knowledge of Seller, threatened or unasserted claims of past or present employees for compensation for any injury, disability or illness arising out of their employment by the Seller. The Workers' Compensation Claims List shall also detail Workers' Compensation Claims filed and resolved or otherwise settled since January 1, 1996.

         (4) Other Workers' Claims. Seller has provided Buyer with an Employees' Claim List, attached as Exhibit "M-2" hereof, of all pending or, to the knowledge of Seller, threatened or unasserted claims of past or present employees alleging wrongful discharge or age, sex, racial, religion, national origin or disabilities discrimination and all claims under the U.S. or applicable state Occupational Safety & Health Act, the Immigration Reform and Control Act, the Fair Labor Standards Act and its applicable state counterpart, and other applicable labor laws. The Employees' Claims List shall also detail claims (whether filed or unfiled) resolved or otherwise settled since January 1, 1996 or, if the statement or judgment imposed any continuing obligation on Seller, since January 1, 1996.

         (5) Schedule of Employees. Attached as Exhibit "M-3" is a true and accurate list of Seller's employees at the Stores. The list includes, for each employee who was employed immediately prior to their termination in contemplation of this transaction: name, social security number, employment period, positions held, wage/salary levels, vacation time earned, health coverage, pension and profit sharing plan benefits, and any other information relating to the compensation and fringe benefits.

         II.13 Environmental Matters. With respect to environmental and related matters:

                (1) To the best knowledge of Seller, all activities and operations of Seller in the operation of the stores meet in all material respects the requirements of all applicable environmental laws and regulations of all Governmental Entities having jurisdiction over Seller or any of the stores;

                (2) With respect to the stores, Seller is not a party to any suit or proceeding, and Seller has not received any written notice from any Governmental Entity, with respect to a release of hazardous substances, and Seller has not received any written notice of any claims by any person or entity relating to personal injuries from exposure to hazardous substances; and

                (3) To the best knowledge of Seller, with respect to the operation of the stores, Seller has timely filed all material reports, has acquired all material certificates, approvals and permits, and has generated and maintained in all material respects all data, documentation and records required by applicable environmental laws.

         II.14 Insurance. All insurance policies currently in force covering the Assets and under which Seller is named as an insured party are listed on the Insurance List identified as Exhibit "N". Such Schedule correctly states the name of the insurer, type and amount of coverage, deductible amounts, if any, and the expiration date for each such policy.

         II.15 Financial Information. The balance sheets of Seller as at December 31, 1996 and 1997 and the related statements of earnings, shareholders' equity and cash flow for each of the two years then ended, certified in the case of Blue Ribbon Rentals, Inc. only by Seller's certified public accountants, and the unaudited balance sheet of Seller as at December 31, 1998 ("1998 Balance Sheet"), and related statements of earnings, shareholders' equity and cash flow for the twelve (12) months then ended, prepared by Seller and initialed by its President for identification purposes, all of which have been furnished to Buyer, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and present fairly the financial position of Seller as at the date of the respective balance sheets, and the results of operations for the periods indicated, subject, in the case of the 1998 Balance Sheet and related financial statements, to year-end audit adjustments, which in the aggregate are not expected to be material. Notwithstanding the foregoing, Buyer acknowledges that Seller made a distribution to its shareholder of $465,000 in December 1998.

         II.16 Trade Name and Trademarks. To the best of its knowledge, Seller possesses the exclusive right to use the trade name "Blue Ribbon Rentals" in Ohio and Pennsylvania. Seller has received no notice of any claims by others concerning any trademark, trade name, copyright or license violation or infringement by Seller, nor does Seller know of any such violation or infringement of Seller's intellectual property by third parties.

         II.17 Absence of Certain Changes. Since November 30, 1998, there has not occurred (i) any adverse change in the financial condition, results of operations, properties, assets, prospects or business of the Seller that is material, individually or, with other adverse changes, in the aggregate; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Seller; (iii) any increase or adoption of a plan of increase in the compensation payable or to become payable by Seller to any of its employees, other than increases made in the ordinary course of business and consistent with past practices; (iv) any sale or other disposition of any assets of the Seller, other than sales or dispositions made in the ordinary course of business or as otherwise permitted in this Agreement; (v) any payment, discharge or satisfaction of any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice; (vi) any material reduction of aggregate marketing, advertising and promotional expenses of the Seller as compared to historical levels; or (vii) any failure to maintain the furniture, fixtures and equipment of the Seller in good operating condition and repair consistent with past practices.

         II.18 Taxes. Seller has filed with the appropriate governmental agencies all tax returns and tax reports to be due thereon. Seller has no liability, contingent or otherwise, for any taxes except (i) as shown on the 1998 Balance Sheet, (ii) with respect to the conduct of its business since December 31, 1998, and (iii) real estate and personal property taxes which are a lien but not yet due and payable.

         II.19 Broker's or Finder's Fees. No person or firm other than Seller (and its directors, officers, employees and independent accountants and attorneys) have arranged, or participated in arranging, on behalf of Seller the transactions contemplated hereunder. There are no broker's or finder's fees to be paid by Seller or Beneficiary, and Seller and Beneficiary have no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Buyer in connection with the consummation of the transactions provided for herein.

         II.20 Survival. The representations and warranties made by Seller and Beneficiary in this Agreement, including, but not limited, to those contained in this Article, shall survive the Closing (irrespective of any investigation of the Assets or the Business made by Buyer and/or its representatives) for a period of three (3) years following the Closing Date, except as to those representations and warranties in Sections 2.1, 2.2, 2.9, 2.13 and 2.18 which shall have no limitation of time. The foregoing time limitation shall not apply with respect to those pending claims for indemnification for which written notice was given by Buyer to Seller and the Beneficiary within the applicable time period.

                                   ARTICLE III
                                   -----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer, in order to induce Seller to sell the Assets and perform its other obligations hereunder, hereby makes the following representations and warranties to Seller and Beneficiary, each of which shall be true and correct as of the execution hereof and shall be true and correct as of the Closing.

         III.1 Authority, Enforceability, Etc.

         (1) Due Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio and is qualified as a foreign corporation in good standing in the Commonwealth of Pennsylvania. Buyer has the power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein.

         (2) Due Execution and Enforceability. The execution, delivery and performance of this Agreement and the other agreements provided for herein by and on behalf of Buyer have been duly and validly authorized and Buyer has taken all such other action as is necessary or required to enter into, execute and deliver this Agreement and the other agreements provided for herein and to perform Buyer's obligations hereunder and thereunder. This Agreement and the other agreements provided for herein constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms and conditions.

         (3) Power and Authority to Enter into Agreements. Buyer has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the other agreements attached hereto or provided for herein. No consent, approval or authorization of, or registration, declaration or filing with any court, governmental authority (federal, state, or local), lending institution or other third party is required in connection with the execution and delivery by Buyer of this Agreement or its performance of, or compliance with, the terms, provisions and conditions thereof.

         III.2 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement and the other agreements provided for herein, nor compliance with the terms and provisions hereof and thereof on the part of Buyer will breach or violate in any material manner, or constitute a material default under: (a) any statute, law, ordinance, rule or regulation of any governmental authority, domestic or foreign; (b) any of the terms, conditions or provisions of the Articles of Incorporation or Code of Regulations of Buyer, or (c) any judgment, order, injunction, decree or material contract, agreement or other instrument to which Buyer is a party or by which any of its properties, rights or assets are bound.

         III.3 Broker's or Finder's Fees. No person or firm other than Buyer and its affiliated companies (and their respective partners, directors, officers, employees and independent accountants and attorneys) have arranged or participated in arranging, on behalf of Buyer, the transactions provided for herein. There are no broker's or finder's fees to be paid by Buyer, and Buyer has no knowledge of any claim (or the reasonable basis therefor) for a broker's or finder's fee to be paid by Seller in connection with the consummation of the transactions provided for herein.

         III.4 Survival. The representations and warranties made by Buyer in this Agreement, including but not limited to those contained in this Article, shall survive the Closing.

                                   ARTICLE IV
                                   ----------

                              FURTHER REQUIREMENTS
                              --------------------

         IV.1 Nondisclosure. Seller and Beneficiary will not disclose, directly or indirectly, the terms of or reveal the existence of this Agreement or its Exhibits to any person, firm or entity other than their respective attorneys, accountants, lenders, and representatives who are required to be informed thereof in connection with their representation of the parties in connection with the transactions contemplated by this Agreement, or as may otherwise be required by law or in connection with any pending or future litigation or governmental investigation. Buyer may issue a press release at any time after the execution of this Agreement, provided that no disclosure may be made by Buyer until the parties have reached a written agreement on the items referenced in Section 7.2 hereof. No press release or governmental notification report or other filing by Seller shall be made without Buyer's approval of the content thereof; provided that, after Buyer's release of its press release, Seller may make any disclosure of the information contained in the press release to any third party.

         IV.2 Further Assurances. Buyer, on the one hand, and Seller and Beneficiary, on the other hand, each agree that they will, at any time and from time to time, do, execute, acknowledge and deliver all such additional deeds, assignments, transfers, conveyances, powers of attorneys and assurances as may be required for the better assigning, transferring, granting, conveying, or assuring to Buyer, or its successors or assigns, any or all of the Assets.

         IV.3 Name and Computer Use. Buyer is licensed, on a royalty-free basis, to use the name "Blue Ribbon Rentals" at each of the Stores or their successor location for six months after the Closing Date. At the end of such six-month period, or, on a store-by-store basis, such shorter period as Buyer deems appropriate, Seller may remove, at its cost, all signage, displays or similar merchandising property using the Blue Ribbon Rental name. Any property utilizing the Blue Ribbon Rental name not claimed by Seller at the end of the six-month period may be discarded by Buyer. Notwithstanding the foregoing, Buyer shall retain the rights to the telephone directory listing of Blue Ribbon Rentals within the Areas of Dominant Influence (as defined in Section 6.2) for a period of two years following the Closing. Additionally, on a rent-free basis, Buyer may use the store computers and applicable software for a period not to exceed 60-days after the Closing, to enable Buyer to make a smooth transition to its replacement store computers. At the end of said sixty day period, Seller, at its costs, may remove the computers from the stores.

         IV.4 Conduct of Business. Between the date of this Agreement and the Closing, Seller shall conduct the Business only in the ordinary course, consistent with prior practices, and will refrain from changing or introducing any new method of operations, including any promotion or plan that accelerates into February the payment of rental amounts.

         IV.5 Vacation Credit. All employees of Seller that are hired by Buyer shall be new employees of Buyer for all purposes, provided that service with Seller shall be included in calculating vacation eligibility (but Buyer is not liable for any accrued vacation due upon termination of an employee's employment for any reason).

         IV.6 Audited Financial Statements and Certificate. As soon as possible but in no event later than April 30, 1999, Seller will prepare in conformity with generally accepted accounting principles consistently applied and to deliver to and to be received by Buyer audited balance sheets of Seller as at December 31, 1998, and, in the case of Blue Ribbon Rentals II, Inc., December 31, 1997, and related statements of income and retained earnings and cash flows for the year or years ended on that date, together with a report thereon by Grant Thornton LLP, Seller's CPA, all of which shall be in form and substance satisfactory to Buyer. Notwithstanding the foregoing, Buyer may elect its auditors, KPMG Peat Marwick, to do the audit of Blue Ribbon Rentals, II. Seller and the Beneficiary will deliver to Buyer at the time of the delivery to Buyer of such financial statements a certificate executed by Beneficiary in which Beneficiary shall represent and warrant to Buyer that such financial statements are complete and correct, in all material respects, and present fairly and accurately the financial positions of Seller as at the dates so specified and results of operations of Seller for the periods ended on such date in conformity with generally accepted accounting principles consistently applied. Seller will cause Grant Thornton LLP to agree that its audit may be included in Buyer's 8-K SEC filing to be filed on or about May 15, 1999, and Seller will request Grant Thornton LLP to consent for the inclusion of its report in any subsequent Buyer's SEC filings under the Securities Act of 1933 and Securities Exchange Act of 1934.

                                    ARTICLE V
                                    ---------

                        INDEMNIFICATION AND REIMBURSEMENT
                        ---------------------------------

         V.1 Indemnification by Seller and Beneficiary. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Beneficiary, jointly and severally (except as to claims under Article VI for which claims may only be brought against the breaching party), covenant and agree to and shall indemnify Buyer and its shareholders, directors, officers, employees and agents, and their heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Buyer's Indemnitees") and shall hold the Buyer's Indemnitees harmless against and with respect to any and all damage, loss, efficiency, cost and expense (including without limitation, interest, penalties, reasonable attorneys' and accountants' fees and expenses, collectively, "Loss") incurred in connection with or arising out of or resulting from or incident to:

         (1) any breach of any representation, warranty, covenant or agreement, or non-fulfillment of any obligation, on the part of Seller or Beneficiary under this Agreement, its Exhibits or under any document delivered by Seller in connection with this Agreement;

         (2) Seller's failure to pay in a timely manner or otherwise perform any or all of Seller's Liabilities;

         (3) the conduct or operation of Seller's Business prior to the Closing Date;

         (4) any claims, violations or alleged violations by Seller of any laws, statutes, codes, ordinances, rules or regulations whether foreign or domestic, state, federal or local;

         (5) the filing (or failure to file) or payment (or non-payment) of any taxes by Seller, pursuant to any federal, state, local or foreign income tax, excise or franchise tax, ad valorem, sales and use tax, payroll tax, and/or F.I.C.A. taxes or any deficiencies in any taxes payable by or on behalf of Seller;

         (6) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, reasonable costs and legal and other expenses incident to any of the foregoing; and

         (7) any of the obligations under the Contract Obligations for periods prior to the Closing Date.

         The indemnification of this Section shall survive the Closing.

         Buyer may, at its sole election, set-off against any payment obligations to Seller, an amount equal to the sum of all claims which are the subject of indemnification by Seller and Beneficiary under this Section 5.1. The foregoing right of set-off is in addition to, and not in limitation of, any other rights and remedies available to Buyer under this Agreement, at law or in equity.

         V.2 Indemnification by Buyer. In order to induce Seller and Beneficiary to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer covenants and agrees to and shall indemnify Seller, its directors, officers, employees, agents, successors and assigns, and Beneficiary, his heirs, executors, administrators, personal representatives, successors and assigns (collectively, the "Seller's Indemnitees") and shall hold the Seller's Indemnitees harmless against and with respect to any and all Loss incurred in connection with or arising out of or resulting from or incident to:

         (1) any breach of any representation, warranty, covenant or agreement, or non-fulfillment of any obligation, on the part of Buyer under this Agreement, the Exhibits or under any document delivered by Buyer in connection with this Agreement;

         (2) any of the Contract Obligations or obligations under the Assumed Leases for periods on or after the Closing Date; and

         (3) the conduct of the Business on or after the Closing Date; and

         (4) any and all actions, suits, proceedings, demands, assessments, penalties, fines, judgments, reasonable costs and legal and other expenses incident to any of the foregoing.

         The indemnification in this Section shall survive the Closing.

         V.3 Claims for Reimbursement. In the event that the Buyer's Indemnitees or the Seller's Indemnitees shall have suffered any Loss with respect to any liability or claim to which the foregoing indemnities relate, the Buyer's Indemnitees or the Seller's Indemnitees, as the case may be (the "Indemnified Party"), shall give Seller and Beneficiary or Buyer, as the case may be (the "Indemnifying Party"), prompt written notice of the nature and amount of such Loss and the Indemnified Party's claim for reimbursement therefor.

         V.4 Defense of Third-Party Claims. If any lawsuit or enforcement action is filed against an Indemnified Party by a third party and the Indemnified Party is entitled to indemnification pursuant to this Agreement, written notice thereof shall be given to the Indemnifying Party as promptly as practicable. After such notice, if the Indemnifying Party shall acknowledge in writing to such Indemnified Party that such Indemnifying Party may be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, to control the defense and investigation of such lawsuit or action, and to employ and engage attorneys of its own choice to handle and defend its interests in same, at the Indemnifying Party's cost, risk and expense; and the Indemnified Party shall cooperate in all reasonable respects, with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, that, the Indemnified Party shall not be obligated to incur out-of-pocket expenses in connection with such cooperation, unless the Indemnifying Party agrees to assume such expenses. Should any Indemnified Party employ a second counsel to monitor or assist counsel retained by the Indemnifying Party, the cost of such second counsel shall be borne by the Indemnified Party.

         V.5 Limitations on Indemnification. Buyer shall not be entitled to indemnification from Seller and/or Beneficiary, and Seller and/or Beneficiary shall not be required to pay Buyer, under this Article V unless the aggregate of Seller's and the Beneficiary's indemnification obligations to the Buyer pursuant to this Article V exceeds $25,000 ("Basket Amount"). In the event Buyer's claims exceed the Basket Amount, Buyer shall be entitled to indemnification from Seller and/or the Beneficiary for all claims from dollar one; provided, however that the Basket Amount shall apply only for breaches of representations and warranties and not for claims based on Seller's failure to pay or otherwise perform any Seller's Liabilities.

                                   ARTICLE VI
                                   ----------

                       NON-DISCLOSURE AND NON-COMPETITION
                       ----------------------------------

         VI.1 Non-Disclosure. Seller and Beneficiary severally agree that, without the prior written consent of Buyer, Seller and Beneficiary shall not at any time, directly or indirectly, use for their own benefit or purposes or for the benefit or purposes of any other person, firm, or business organization, or disclose in any manner to any person, firm, or business organization, any trade secrets, information, data or know-how of Seller relating to the Assets.

         The foregoing shall not limit William Wendell from being a consultant to other rental purchase companies or other parties located outside the Areas of Dominant Influence referenced in Section 6.2.

         VI.2 Non-Competition. Seller and Beneficiary severally agree that none of them shall engage (whether as a sole proprietor or a partner, employee or agent of a partnership or a member, employee or agent of a limited liability company; as an officer, director, employee or shareholder or agent of any corporation other than Buyer; or as a trustee, fiduciary, consultant, independent contractor, agent or other representative; or as a lender, guarantor or surety), for a period of five (5) years after the Closing Date, directly or indirectly, in any or all of the following activities within the counties or portions of the counties within the "Areas of Dominant Influence" (see Exhibit 6.2) that include one or more of the cities within which the Stores are located (the "Area"):

         (1) enter into or engage in any rental or leasing business involving Brown Goods or White Goods (a "Competitive Business");

         (2) promote the business of any person, firm, association, or corporation engaged in a Competitive Business;

         (3) solicit, divert or take away or attempt to solicit, divert or take away, any of the Buyer's customers or accounts within the Area; or

         (4) knowingly employ or engage or attempt to employ or engage in any capacity any person employed by Buyer at any of the Stores.

         The Areas of Dominant Influence shall be those territories established by the Nielsen marketing firm in determining television markets and are illustrated on the Maps attached hereto as Exhibit 6.2.

         Notwithstanding the provisions of this Section 6.2, during the period April 1, 1999 through June 30, 1999, Seller may conduct and advertise a liquidation sale in the Cleveland, Ohio area of all of its inventory of merchandise not acquired by Buyer.

         Seller and Beneficiary severally agree that each of the covenants set forth above are separate and distinct covenants, independent of each other, and that the illegality or invalidity of any one or more of them or any part of one or more of them shall not render any other illegal or invalid, and that if the invalidity or unenforceability is due to the unreasonableness of the time or geographical area covered by said covenants and restrictions, said covenants and restrictions shall nevertheless be enforced to the maximum extent permitted by law and effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction. Seller and Beneficiary severally further agree that Buyer may assign the provisions of this Article 6 and Seller and Beneficiary will severally execute a confirmation of this Article 6 in favor of any assignee of Buyer.

                                   ARTICLE VII
                                   -----------

                             CONDITIONS OF PURCHASE
                             ----------------------

                           [INTENTIONALLY LEFT BLANK.]



                                  ARTICLE VIII
                                  ------------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         VIII.1 Closing. The Closing shall occur on March 2, 1999, effective as of the opening of business on March 1, 1999 (the "Closing Date"). The Closing shall occur at the offices of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., 1301 E. Ninth St., Suite 2600, Cleveland, Ohio 44114.

         VIII.2 Costs and Expenses. Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses (including attorneys' fees and transfer taxes, if any) in connection with, or arising out of, the negotiation and execution of this Agreement and consummation of the transactions provided for herein. Notwithstanding the foregoing, Seller shall pay the cost of the Blue Ribbon Rentals, Inc. audit and Buyer shall pay the cost of the Blue Ribbon Rentals II, Inc. audit required under Section 4.6.

         VIII.3 Termination; Amendment and Modification. This Agreement may be terminated by any party if the Closing Date has not occurred by March 15, 1999. This Agreement may be amended, modified or supplemented only in writing executed by each of the parties hereto.
         VIII.4 Assignment. No party to this Agreement shall assign, in whole or in part, this Agreement or their respective rights or obligations hereunder without the prior written consent of the other parties, and, absent such consent, any assignment (including, without limitation, any assignment by merger, death, dissolution or operation of law) shall be null and void.

         VIII.5 Notices. All notices, requests, demands or other communications hereunder must be in writing and executed by an authorized representative of the party responsible therefor, and must be given either by hand or telex, telecopy, telefax or other telecommunications device capable of creating a written record (confirmed by registered or certified mail or by overnight courier) as follows or to such other person or place as any party shall furnish to the others in writing:

         To Buyer:              Rainbow Rentals, Inc.
                                Attention: Mr. Wayland Russell,
                                Chairman and Chief Executive Officer
                                3711 Starr Centre Drive
                                Canfield, Ohio 44406
                                Telecopier No.: (330) 533-8658

                                By Mail: P.O. Box 9006
                                         Boardman, Ohio 44513-0006

         With a copy to:        Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                                2600 Tower at Erieview
                                1301 East Ninth Street
                                Cleveland, Ohio 44114-1824
                                Attention: Michael A. Ellis, Esq.
                                Telecopier No.: (216) 696-1009

         To Seller or           Blue Ribbon Rentals, Inc.
         Beneficiary:           c/o William Wendell
                                2680 State Road
                                Cuyahoga Falls, Ohio 44223
                                Telecopier No.: 330-923-1180

         With a copy to:        James D. Kraus, Esq.
                                Buckingham, Doolittle & Burroughs, LLP
                                P.O. Box 1500
                                50 S. Main Street
                                Akron, Ohio  44309
                                Telecopier No.:  330-252-5483

         VIII.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         VIII.7 Headings. Section and paragraph headings in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

         VIII.8 Recitals and Exhibits. The recitals contained at the beginning of this Agreement, and all Exhibits attached hereto shall be deemed an integral part of this Agreement and are incorporated herein by reference.

         VIII.9 Waiver; Remedies; Specific Performance. No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other subsequent breach, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of such party to subsequently enforce such provision or any other provision hereof. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

         VIII.10 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Ohio.

         VIII.11 Severability. In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable under applicable law, the remainder of this Agreement shall remain valid and enforceable to the maximum extent permitted by law.

         VIII.12 Arbitration. Any dispute arising between the parties hereto shall be resolved by arbitration in Cleveland, Ohio (or such other location as otherwise agreed to by the parties) in accordance with the Rules of the American Arbitration Association, and the award of the arbitrator(s) shall be final and binding upon the parties. In the event a demand for arbitration is filed pursuant hereto, the parties shall have the same rights to discovery under the Ohio Rules of Civil Procedure as if the dispute had been filed as an original action in an Ohio Court of original jurisdiction, and any Court located in Cleveland, Ohio or elsewhere shall have jurisdiction and shall be authorized to enforce said rights as if the entire dispute were pending before said Court. All parties consent, agree and submit to Ohio personal jurisdiction.

         VIII.13 Entire Agreement. This Agreement, the Exhibits hereto and the ancillary documents executed hereunder, set forth the entire agreement and understanding between the parties hereto with respect to the transactions provided for herein and supersede and cancel any and all prior discussions, correspondence, agreements or understandings (whether oral or written) between the parties hereto with respect to such matters. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives as of the date first above set forth.



                              BLUE RIBBON RENTALS, INC.


                              By: /s/ WILLIAM WENDELL
                              --------------------------------------------------
                              William Wendell, President



                              BLUE RIBBON RENTALS II, INC


                              By: /s/ WILLIAM WENDELL
                              --------------------------------------------------
                              William Wendell, President


                              /s/ WILLIAM WENDELL
                              --------------------------------------------------
                              William Wendell, Trustee of the William M. Wendell Trust - 1999, U/A dated March 1, 1999



                              RAINBOW RENTALS, INC.


                              By: /s/ WAYLAND J. RUSSELL
                              --------------------------------------------------
                              Wayland J. Russell,
                              Chairman and Chief Executive Officer

                                   EXHIBIT "A"
                                   -----------

                                 STORE LOCATIONS
                                 ---------------

BLUE RIBBON RENTALS #1
1400 South Arlington Street
Akron, OH  44306

BLUE RIBBON RENTALS #2
1430 South Hawkins Avenue
Akron, OH  44320

BLUE RIBBON RENTALS #3
450 East Main Street
Alliance, OH  44601

BLUE RIBBON RENTALS #4
3620 Belmont Avenue
Youngstown, OH  44505

BLUE RIBBON RENTALS #5
Town Plaza
226 Federal Avenue NW
Massillon, OH  44646

BLUE RIBBON RENTALS #6
4026 Market Street
Youngstown, OH  44512

BLUE RIBBON RENTALS #7
2885 State Road
Cuyahoga Falls, OH  44223

BLUE RIBBON RENTALS #130
220 High Street
Wadsworth, OH  44281

BLUE RIBBON RENTALS-II #301
212 S. Main Street
Butler, PA  16001

BLUE RIBBON RENTALS-II #302
1281 Park Avenue West
Mansfield, OH  44906-2856

BLUE RIBBON RENTALS-II
#303 Olympia Shopping Center
4313 Walnut Street
McKeesport, PA  15132

BLUE RIBBON RENTALS-II #304
1703 W. Market Street
Warren, OH  44485

BLUE RIBBON RENTALS-II #305
13 E. Main Street
Uniontown, PA  15401

BLUE RIBBON RENTALS-II #306
4443 Main Avenue
Ashtabula, OH  44004

BLUE RIBBON RENTALS-II #307
2040 Route 286 South
Indiana, PA  15701

                                   EXHIBIT "B"
                                   -----------

                                RENTAL CONTRACTS
                                ----------------

                                    EXHIBIT C
                                    ---------

                       GENERAL ASSIGNMENT AND BILL OF SALE
                       -----------------------------------
                                    (Assets)

         THIS GENERAL ASSIGNMENT AND BILL OF SALE dated as of the 1st day of March, 1999, by BLUE RIBBON RENTALS, INC. and BLUE RIBBON RENTALS II, INC., each Ohio corporations (collectively, "Seller") in favor of RAINBOW RENTALS, INC., an Ohio corporation ("Buyer"), is to evidence the following agreements and understandings: (Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below)).

                               W I T N E SS E T H:
                               -------------------

         WHEREAS, pursuant to an Amended and Restated Asset Purchase Agreement, dated March 1, 1999, (the "Purchase Agreement") by and among Buyer, Seller and William Wendell, trustee and beneficiary of the sole shareholder of Seller, Buyer is purchasing substantially all of Seller's Assets relating to or used in connection with the operation of Seller's Stores.

         WHEREAS, Seller desires to execute and deliver this instrument in furtherance of the Purchase Agreement.

         NOW, THEREFORE, Seller, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged and pursuant to the terms and conditions contained in the Purchase Agreement, hereby sells, transfers, assigns and delivers to Buyer, its successors and assigns, free and clear of all mortgages, security interests, liens, charges and other encumbrances of title, and free and clear of all adverse claims and defenses, all of the Assets (as defined in Section 1.1 of the Purchase Agreement).

         This General Assignment and Bill of Sale and the covenants and agreements contained herein shall inure to the benefit of Buyer and its successors and shall bind Seller and its successors.

         This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, Seller has caused this General Assignment and Bill of Sale to be duly executed and delivered this 2nd day of March, 1999, effective as of the opening of business on March 1, 1999.


                                               BLUE RIBBON RENTALS, INC.

                                               By:  /s/ WILLIAM WENDELL
                                                   -----------------------------
                                                    William Wendell, President



                                               BLUE RIBBON RENTALS II, INC.


                                               By: /s/ WILLIAM WENDELL
                                                   -----------------------------
                                                   William Wendell, President

                                   EXHIBIT "D"
                                   -----------

                             [INTENTIONALLY OMITTED]
                             -----------------------

                                   EXHIBIT "E"
                                   -----------

                            PURCHASE PRICE ALLOCATION
                            -------------------------




Inventories                     The lesser of Seller's book value or the value
                                based on income forecasting method.

Furniture, Fixtures and
     Leasehold Improvements     Fair market value, which approximates book value

Covenant Not to Compete         $300,000

Security Deposits               Actual Cash Value

Goodwill                        Balance


         The Purchase Price will be allocated between Blue Ribbon Rental and Blue Ribbon Rental II based on location of the assets and the covenant not to compete will be allocated equally between the companies.

                                   EXHIBIT "F"
                                   -----------


                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "G"
                                   -----------

                                    VEHICLES
                                    --------

Year                      Make                                Serial Number
----                      ----                                -------------
1998                      Ford                                1FDWE30L1WHA16026
1997                      Ford E150 Van                       1FTEE1468VHB73897
1997                      Ford                                3FTH25HOVMA20832
1997                      Ford                                1FDJE37L2VHA79604
1997                      Ford                                1FTEE1428VHB82614
1997                      Ford                                1FDKE30L4VHA85984
1997                      Ford                                1FTEE1425VHB49909
1997                      Ford                                1FDKE30L4VHB13704
1996                      Ford                                IFDKE37H6THA22058
1996                      Ford                                IFDKE37H4THA22057
1996                      Ford                                1FDKE37H3THB40794
1995                      Chevy Van                           1GBEG2524SF146975
1995                      Ford                                1FDKE37H6SHA24715
1995                      Ford                                1FTHF25Y55EA60485
1995                      Ford                                1FTHF25Y7SEA60486
1995                      Ford                                1FTHF25YXSNB27629
1995                      Ford                                1FTHF25Y8SNB27631
1994                      Dodge Maxi                          2B7HB21Y6RK159310
1994                      Dodge Van                           2B7HB21XORK159309
1994                      Ford                                1FTJE34Y7RHC15588
1993                      Buick                               1G4CW53LXP1619090
1993                      Dodge Maxi                          2B7HB21Y5PK520359
1993                      Toyota                              JT5VN94T2P0032373
1993                      Toyota                              JT5VN94T8P0032572
1993                      Toyota                              JT5VN94T5P0032531
1993                      Toyota                              JT5VN94T8P0030448
1993                      Toyota                              JT5VN94TXP0032850
1993                      Toyota                              JT5VN94TXP0032802
1993                      Toyota                              JT5VN94T6P0032568
1993                      Toyota                              JT5VN94TXP0032539
1993                      Toyota                              JT5VN94T1P0032350
1992                      Dodge Van                           2B7HB21Y9NK105610
1992                      Ford Van                            1FTEE14N7NHB26867
1992                      GMC Cube                            2GDHG31K5N4519129
1992                      Toyota                              JT5VN94TON0027718
1992                      Toyota                              JT5VN94T9N0028141
1992                      Toyota                              JT5VN94T2N0027722

Year                      Make                                Serial Number
----                      ----                                -------------

1992                      Utilimaster                         45VXA02B8NW002982
1990                      Ford                                1FTFE24N9LHA16751
1989                      Utilimaster                         45VXA01BXKW000454
1989                      Iveco Cube                          ZCFDS9139K1150333
1989                      Iveco Cube                          ZCFDS9131K1150276
1989                      Dodge Van                           2B7HB21X8KK392974
1988                      Ford                                1FTDE14NXJHA56514
1987                      Issuzu Cube                         JAMJP7486H9402776
1987                      GMC                                 1GDHP32T5H3500281
1986                      Issuzu Cube                         JAMJP7464G9402904

                                   EXHIBIT "H"
                                   -----------

                               DELINQUENT ACCOUNTS
                               -------------------


SEE ATTACHED SHEETS

                                   EXHIBIT "I"
                                   -----------


                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "J"
                                   -----------


                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "K"
                                   -----------


                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "L"
                                   -----------


                             [INTENTIONALLY OMITTED]

                                   EXHIBIT "M"
                                   -----------


                                EMPLOYEE BENEFITS

                                  EXHIBIT "M-1"
                                  -------------


                           WORKER COMPENSATION CLAIMS



SEE ATTACHED SHEETS

                                  EXHIBIT "M-2"
                                  -------------


                               OTHER WORKER CLAIMS

                                  EXHIBIT "M-3"
                                  -------------


                                LIST OF EMPLOYEES

                                   EXHIBIT "N"
                                   -----------


                                    INSURANCE